Exhibit 10.1

Form of Executive Officer Performance Unit Agreement

RESTRICTED PERFORMANCE STOCK UNIT AGREEMENT

CALGON CARBON CORPORATION, a Delaware corporation (the "Company"), and the undersigned, an employee of the Company or one of its subsidiaries (the "Grantee"), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1.   Restricted Performance Stock Unit Award.  The Company hereby confirms the award (the “Performance Award”) to the Grantee of the right to receive a specified number of shares of the Common Stock, par value $.01 per share, of the Company (“Shares”) set forth below, which right, if payable, shall be paid in Shares:

Name of Grantee:	[●]

Target Number of Shares Subject to Performance Award:	____ comprised of ____ with a performance goal based upon ROC and ___ with a performance goal based upon TSR ( each as hereinafter defined)

Performance Period:	January 1, [●] to the earlier of (i) December 31, [●] or (ii) the date of a Covered Change of Control Termination (as defined in Section 3.A below)

Performance Goals:	See Exhibit A, attached

Date of This Performance Award:	February [●]

This Performance Award is made under and subject to the terms and conditions of this Restricted Performance Stock Unit Agreement (this “Agreement”) and the Company's 2008 Equity Incentive Plan, as amended (the "Plan").  The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein.  Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.

2.   Acceptance of Award.  The Grantee accepts the Performance Award confirmed hereby, subject to the restrictions of the Plan and this Agreement.

3.   Restrictions.

A.          If the Grantee's employment with the Company terminates for any reason prior to the Performance Vesting Date (as defined in Section 4 below) of the Performance Award under the performance-based vesting restrictions described in Section 4, other than as a result of (w) the death of the Grantee, (x) the disability of Grantee as defined in the Employment Agreement dated as of [●] as amended if amended (the "Employment Agreement”) between the Company and Grantee, (y) the termination of employment of the Grantee under the conditions constituting a “Covered Change of Control Termination” as described in Section 5(c) of the Employment Agreement or (z) the Retirement of the Grantee (as defined below), the Performance Award shall, upon such termination of employment and without any further action, be forfeited to the Company by the Grantee and no Shares shall be issued to Grantee.  As used herein, “Retirement” shall mean a Grantee terminating his or her employment (a) at age 65 or older or (b) at age 55 or older if he or she has completed at least 15 years of continuous employment with the Company or its affiliates.

If (i) the Grantee remains employed with the Company and (ii) the Performance Award has not been previously forfeited to the Company, the employment-based vesting restrictions imposed hereby on the Performance Award shall lapse on the Performance Vesting Date and a certificate representing the number of Shares which have vested under the performance-based vesting restrictions described in Section 4, shall be issued or transferred by the Company to the Grantee on or promptly after the Performance Vesting Date.

If the Grantee's employment with the Company terminates as a result of the termination of employment of the Grantee under the conditions constituting a “Covered Change-of-Control Termination” as described in Section 5(c) of the Employment Agreement, the employment-based vesting restrictions imposed hereby on the Performance Award shall lapse and a certificate representing the number of Shares described in Section 6 shall be issued or transferred by the Company to the Grantee on or promptly after the Performance Vesting Date.

If the Grantee’s employment with the Company terminates as a result of (x) the death of the Grantee, (y) the disability of Grantee as defined in the Employment Agreement or (z) the Grantee’s Retirement and the Performance Vesting Date shall occur after such death, disability or retirement, then the employment-based vesting restrictions imposed hereby shall lapse as to the Grantee for only the number of shares related to the Performance Award which have vested under the performance-based vesting restrictions described in Section 4, as determined by the following formula:

Number of Shares of Restricted
Performance Stock related to the
Performance Award which have vested		Number of full months employed
under the performance-based vesting		from January 1, [●] until death,
restrictions under this Agreement	X	disability or retirement
36

and a certificate representing such Shares shall be issued or transferred by the Company to the Grantee or his representatives on or promptly after the Performance Vesting Date.

B.          Except for transfers to a trust that is revocable by the Grantee alone as permitted by Section 6.3 of the Plan and subject to the conditions set forth therein, the Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, the Performance Award or any Shares of the Restricted Performance Stock, or any rights or interests appertaining thereto, prior to the lapse of the restrictions imposed hereby and the issuance or transfer to the Grantee of certificates with respect to such Shares as provided herein, except that the Performance Award or Shares of the Restricted Performance Stock may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death.  Subsequent to the lapse of the restrictions imposed hereby, Grantee agrees that the Performance Award or Shares of the Restricted Performance Stock cannot be offered, sold, pledged or otherwise disposed of, and the Grantee will not offer, sell, pledge or otherwise dispose of the Performance Award or the Shares of Restricted Performance Stock, except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and qualification under applicable state and foreign securities laws, or (ii) in accordance with Rule 144 under the 1933 Act.

4.   Performance Goals.  The Performance Period for purposes of determining whether a Performance Goal has been met shall be the three-year period determined in accordance with the Plan and any necessary interpretations thereof by the Company’s Compensation Committee (the “Committee”), using the dates set forth above, unless earlier terminated upon the occurrence of a Covered Change of Control Termination.  The Performance Goals for purposes of determining whether, and the extent to which, the Performance Award will vest under the performance-based vesting restrictions is set forth in Exhibit A to this Agreement.  The Peer Group for purposes of determining whether the Performance Goal with respect to total Shareholders Return (“TSR”) has been achieved is set forth in Exhibit B.  The Peer Group is subject to adjustment as the Committee, in its discretion, may additionally set forth at the commencement of the Performance Period in accordance with Section 162(m) of the Internal Revenue Code or otherwise as set forth on Exhibit B.  Exhibits A and B are incorporated by reference herein.  Subject to the Plan and the provisions of this Agreement, the Performance Award shall become payable, if vested, following the date (the “Performance Vesting Date”) of the Committee’s determination, in its sole discretion, after the end of the Performance Period, as to whether and the extent to which a Performance Goal has been achieved; provided that the Committee retains discretion to reduce any and all Performance Awards that would otherwise be payable as a result of performance measured against a Performance Goal.  The Committee may not increase the amount payable as a result of performance measured against a Performance Goal.

5.   Issuance of Shares.  If the Performance Award is payable, the Company shall cause a stock certificate to be issued in the Grantee’s name or cause shares to be issued in Grantee’s name in book entry form, for no cash consideration, for the number of Shares determined by the Committee to be payable pursuant to Section 4 hereof.  Payment shall be made within two and one-half months following the end of the calendar year in which the Performance Period ends.

6.   Covered Change in Control Termination.  Notwithstanding anything to the contrary stated herein, and in lieu of application of Section 5 of the Employment Agreement to the Performance Award, in case of a Covered Change of Control Termination, the Performance Period as to the Grantee shall automatically end and the Performance Award shall vest immediately at 100% of Target or, if greater, actual performance over the abbreviated Performance Period.

7.   Adjustment.  The Threshold, Target and Maximum percentiles and Share payout percentages are subject to adjustment by the Committee.  The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Grantee.

8.   Withholding of Taxes.  The Grantee shall be advised by the Company as to the amount of any Federal income or employment taxes required to be withheld by the Company on the compensation income resulting from the Performance Award or the issuance of the Shares.  State, local or foreign income or employment taxes may also be required to be withheld by the Company on any compensation income resulting from the Performance Award or the issuance of the Shares.  The Grantee shall pay any taxes required to be withheld directly to the Company in cash upon receipt of the Shares or, at the Grantee’s option, the Grantee may direct that the Company withhold a sufficient number of Shares to pay such withholding obligations.  If the Grantee does not pay any taxes required to be withheld directly to the Company within ten days after any such request, the Company may withhold such taxes from any other compensation to which the Grantee is entitled from the Company.  The Grantee shall hold the Company harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.  Notwithstanding other provisions of this Agreement, the certificates representing the Shares of the Restricted Performance Stock shall not be issued until all taxes required to be withheld with respect to the Shares have been paid to the Company.

9.   Interpretation of Plan and Agreement.  This Agreement is the restricted performance stock agreement referred to in Section 2.5 of the Plan.  If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control.  Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.

10.         Limitation of Rights; Dividend Equivalents.  Grantee shall not have any rights of ownership in the Shares underlying the Performance Award prior to the issuance of such Shares, including any right to vote such Shares.  Grantee, however, shall be entitled to receive, following the completion of the Performance Period and at such time the Shares have been issued to Grantee in accordance with Section 5 above, a cash payment equal to the cash dividends, if any, that would have been paid during the Performance Period on the applicable number of Shares earned by Grantee in accordance with this Performance Award if such Shares had been issued and outstanding during the entire Performance Period.  If no Shares are earned pursuant to this Performance Award, Grantee shall not be entitled to any such cash payment.

11.         Effect of Agreement on Rights of Company and Grantee.  This Agreement does not confer any right on the Grantee to continue in the employ of the Company or interfere in any way with the rights of the Company to terminate the employment of the Grantee.

12.         Binding Effect.  This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

13.         Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

14.         Amendment.  This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

15.         Section Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

16.         Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of this [●] day of March, [●].

CALGON CARBON CORPORATION

By:

GRANTEE:

Exhibit A

Performance Goals* for Performance Period

(January 1, [●] — December 31, [●])

* As determined by the Committee at the commencement of the Performance Period.

TSR Goal

50% of the Award shall be subject to the following Performance Goal:

Performance/Payout Range

Performance Level(1)	Calgon Carbon TSR performance related to Peer Group	Payout: Percent of Target Number of Shares
Maximum	90th percentile or greater	200%

Target	55th percentile	100%

Threshold	30th percentile	50%

Less	less than 30th percentile	0%

(1)  Amounts payable for performance between the 30th and 90th percentile will be interpolated.

Total Shareholders Return (“TSR”) is defined as share price appreciation for, plus dividends paid by, the applicable company, measured from the beginning to the end of the Performance Period.  The starting point will be measured based on the average closing price of the last 15 trading days prior to the beginning of the Performance Period and the ending point will be measured based on the average closing price of the last 15 trading days of the Performance Period.

Notwithstanding the foregoing, if the TSR for the Performance Period is negative the payout percentage of target number of Shares may not exceed 50%.

Peer group = see Exhibit B

Exhibit A (continued)

Performance Goals* for Performance Period

(January 1, [●] — December 31, [●])

* As determined by the Committee at the commencement of the Performance Period.

ROC Goal

50% of the Award shall be subject to the following Performance Goal:

Performance/Payout Range

Performance Level(1)	Calgon Carbon Return on Invested Capital for the year ending December 31, [●]	Payout: Percent of Target Number of Shares
Maximum	[●]% or greater	200%

Target	[●]%	100%

Threshold	[●]%	50%

Less	less than [●]%	0%

(1)  Amounts payable for performance between [●]% and [●]% will be interpolated.

Corporate Return on Capital (ROC) =	Operating Profit after Tax
Average Capital Employed

Exhibit B

Peer Group for Performance Period

(January 1, [●] — December 31, [●])

The Peer Group for the Performance Period shall consist of the following business entities:

Company	Ticker

[●]	[●]

Peer Group Adjustments.  At the commencement of the Performance Period, the Committee may determine that specific guidance be considered in connection with possible adjustments to the Peer Group involved in the calculation of the Company’s comparative performance with respect to the Performance Goals during the Performance Period.  Any such determination will be in addition to, or will amend if it conflicts with, the following guidelines, which will be used in connection with the calculation:

(a)
If a Peer Group company becomes bankrupt, the bankrupt company will remain in the Peer Group positioned at one level below the lowest performing non-bankrupt Peer Group company.  In the case of multiple bankruptcies, the bankrupt companies will be positioned below the non-bankrupt companies in reverse chronological order by bankruptcy date.

(b)	If a Peer Group company is acquired by another company, the acquired Peer Group company will be removed from the Peer Group for the entire Performance Period.

(c)
If a Peer Group company sells, spins-off, or disposes of a portion of its business, the selling Peer Group company will remain in the Peer Group for the Performance Period unless such disposition(s) results in the disposition of more than 50% of the company’s total assets during the Performance Period.

(d)	If a Peer Group company acquires another company, the acquiring Peer Group company will remain in the Peer Group for the Performance Period.

(e)	If a Peer Group company is delisted on all major stock exchanges, such delisted Peer Group company will be removed from the Peer Group for the entire Performance Period.

(f)
If the Company’s and/or any Peer Group company’s stock splits, such company’s performance will be adjusted for the stock split so as not to give an advantage or disadvantage to such company by comparison to the other companies.